UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2009

--------------

CAPITAL RESOURCE ALLIANCE INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                              0-52724       90-0219158___

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

16125 Shawbrooke Rd. SW
Calgary, Alberta
Canada T2Y 3B3

 (Address of principal executive offices)

(403) 827-7936

(Registrant’s telephone number)

-------------------------

 Item 2 01. Completion of Acquisition or Disposition of Assets

On August 6, 2009, Capital Resource Alliance entered into an agreement to purchase the assets of Engineered Construction Solutions Inc. of Calgary, Alberta, Canada. The purchase with a closing date of October 31, 2009 or sooner, ownership of the proprietary and revolutionary building-system technology called “WonderWall”.  A copy of the agreement is attached to this filing as Exhibit 99.2.

ITEM 5.02.  Departure of Directors or Principle Officers, Election of Directors,      Appointment of Principle Officers.

Mr. Ray Gordon of Calgary, AB, President and CEO of Engineered Construction Solutions Inc. has joined the Board of Directors of Capital Resource Alliance, Inc. and has been appointed as President and CEO. Fred Fitzgerald will give up his duties as president of Capital Resource Alliance and while retaining his duties as Secretary, Treasurer and Principal Accounting Officer.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1     Board Minutes – August 6, 2009.

            99.2     Acquisition Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2009

Capital Resource Alliance Inc.

/s Frederick Fitzgerald

    Frederick Fitzgerald,   Secretary